Exhibit 99.1

1-800-FLOWERS.COM, Inc. Reports Continued Positive Top and Bottom-Line Trends for its Fiscal 2013 Third Quarter; Results Benefited from Strong Valentine Holiday Performance and the Shift of the Easter Holiday into the Period

  Total revenue for the quarter increased 7.2 percent to $192.6 million, driven by strong Valentine holiday performance for the 1-800-flowers.com brand, which grew more than 11 percent in the month of February.
  Adjusted EBITDA from continuing operations increased 57.2 percent to $10.0 million, compared with $6.4 million in the prior year period.
  EPS from continuing operations increased to $0.04 per diluted share, compared with $0.00 per diluted share in the prior year period.

CARLE PLACE, N.Y.--(BUSINESS WIRE)--April 30, 2013--1-800-FLOWERS.COM, Inc. (NASDAQ: FLWS), the world’s leading florist and gift shop, today reported revenues from continuing operations of $192.6 million for its fiscal 2013 third quarter ended March 31, 2013, compared with revenues from continuing operations of $179.7 million in the prior year period. The Company said the 7.2 percent growth, or $13.0 million, was primarily driven by strong Valentine holiday performance in the 1-800-FLOWERS.COM brand, which grew 11.4 percent during the month of February, as well as the shift of the Easter holiday into the period, compared with the prior year when Easter fell in the Company’s fiscal fourth quarter.

Gross profit margin for the third quarter increased 100 basis points to 41.7 percent, compared with 40.7 percent in the prior year period, driven by a 100 basis point improvement in the Company’s Consumer Floral segment, reflecting disciplined promotional marketing programs and a continued focus on “truly original” product designs as well as a 530 basis point increase in the Company’s BloomNet segment, primarily reflecting product mix. Operating expenses as a percent of revenue improved 100 basis points to 39.6 percent, compared with 40.6 percent in the prior year period. The improved operating expense ratio primarily reflects the increased revenues for the quarter as well as the Company’s continued focus on improving leverage across its business platform.

Adjusted EBITDA from continuing operations for the quarter increased 57.2 percent to $10.0 million compared with EBITDA of $6.4 million in the prior year period. Net income from continuing operations was $2.6 million, or $0.04 per diluted share, compared with net income from continuing operations of $51,000, or $0.00 per diluted share, in the prior year period.

Jim McCann, CEO of 1-800-FLOWERS.COM, said, “During the fiscal third quarter we achieved solid top-line growth and strong bottom-line results despite continued uncertainty in the consumer environment. These results represent a continuation of the positive trends in our business that we have seen for more than two years now and reflect the success of our efforts to manage those aspects of our business that we can control. This includes our enhanced marketing and merchandising programs that are helping to drive solid revenue growth along with increased gross margins and our focus on leveraging our business platform to reduce operating costs and help drive outsized benefits in terms of EBITDA and EPS growth.”

McCann said that revenue growth during the quarter benefited from strong Valentine holiday performance for the Company’s 1-800-FLOWERS.COM brand as well as the shift of the Easter holiday into the period compared with the prior year when Easter fell in the Company’s fiscal fourth quarter. “The effectiveness of our enhanced marketing and merchandising programs – focusing on truly original products such as our “Wow” collection of aspirational gifts designed to truly wow recipients, and our signature A-Dog-Able “Lucky-in-Love” and Happy Hour “Love Potion” floral arrangements – helped drive more than 11 percent revenue growth for the 1-800-FLOWERS.COM brand during the month of February. Importantly, we also grew gross margin in this area by 100 basis points, as compared with the prior year, reflecting the strength of our brand and our disciplined approach to marketing programs.”

During the fiscal third quarter, the Company attracted 702,000 new customers. Approximately 1.7 million customers placed orders during the quarter, of whom 58.4 percent were repeat customers. This reflects the Company’s successful efforts to engage with its customers and deepen its relationships as their trusted Florist and Gift Shop for all of their celebratory occasions.

McCann also noted that the Company continued to strengthen its balance sheet and added financial flexibility with a new, amended bank credit facility comprised of a $200 million revolving credit line entered into on April 11, 2013. “Our new credit facility, which features very advantageous borrowing costs, reflects the strength of our business model, including the growing cash flows that enabled us to pay off more than $100 million in debt over the past several years. As we have stated in the past, we expect to finish our current fiscal year, at the end of June, with a positive cash position on our balance sheet and zero debt outstanding. The strength of our balance sheet, and the increased flexibility inherent in our new credit line, provides us with significant opportunities to grow our business going forward and continue to build value for our shareholders,” said McCann.

SEGMENT RESULTS FROM CONTINUING OPERATIONS:

The Company provides selected financial results for its Consumer Floral, BloomNet and Gourmet Foods and Gift Baskets business segments in the tables attached to this release and as follows:

  1-800-FLOWERS.COM Consumer Floral: During the fiscal 2013 third quarter, revenues in this segment grew 7.1 percent to $121.0 million, compared with $113.0 million in the prior year period. Revenues for the quarter benefited from 1-800-FLOWERS.COM ecommerce growth of 11.4 percent in the month of February, reflecting strong performance for the Valentine holiday, as well as contributions from the shift of the Easter holiday into the period, compared with the prior year when Easter fell in the Company’s fiscal fourth quarter. Gross profit margin for the fiscal third quarter increased 100 basis points to 40 percent, compared with 39.0 percent in last year’s third quarter. This increase reflected the Company’s continued focus on enhanced merchandising programs that emphasized its “better and best” gift offerings, and disciplined marketing programs that encouraged customers to “wow” their recipients. Segment contribution margin increased 27.0 percent, or $3.0 million, to $13.9 million compared with $10.9 million in the prior year period.
  BloomNet Wire Service: Revenues were $22.8 million, compared with $24.1 million in the prior year period. The 5.2 percent decline reflected changes in the mix of products, services and order volumes during the quarter and was driven primarily by reduced sales of wholesale products to florists. Gross margin increased 530 basis points to 49.9 percent compared with 44.6 percent in the prior year period, primarily reflecting the aforementioned changes in revenue mix, which included growth in sales of higher-margin services, such as web-marketing and directory advertising programs. As a result of these factors, segment contribution margin increased 11.1 percent to $7.0 million, compared with $6.3 million in the prior year period.
  Gourmet Food and Gift Baskets: Revenues increased 14.5 percent to $49.3 million, compared with $43.1 million in the prior year period, primarily reflecting contributions from the aforementioned shift of the Easter holiday into the period, as well as contributions from the newly launched Fannie May Berries line of chocolate dipped strawberries. Gross margin was 41.4 percent, compared with 42.0 percent, primarily reflecting product mix. Segment contribution margin increased 2.3 percent to $970,000 compared with $948,000 in the prior year period. This reflected the revenue growth in the period, largely offset by the lower gross margin as well as investment costs associated with the launch of Fannie May Berries and efforts to enhance Fannie May operations.

Company Guidance:

The Company reiterated its top- and bottom-line guidance for fiscal 2013, saying it continues to expect to achieve revenue growth from continuing operations across all three of its business segments with consolidated revenue growth from continuing operations for the year anticipated to be in the mid-single-digit range. Also, based on anticipated continued improvements in gross profit margin and operating leverage, the Company expects to achieve double-digit, year-over-year increases in EBITDA and EPS and generate Free Cash Flow in excess of $20 million.

Definitions:

* EBITDA: Net income (loss) before interest, taxes, depreciation, amortization. Free Cash Flow: net cash provided by operating activities less capital expenditures. Category contribution margin: earnings before interest, taxes, depreciation and amortization, before the allocation of corporate overhead expenses. The Company presents EBITDA and Adjusted EBITDA from continuing operations because it considers such information meaningful supplemental measures of its performance and believes such information is frequently used by the investment community in the evaluation of similarly situated companies. The Company also uses EBITDA and Adjusted EBITDA as factors used to determine the total amount of incentive compensation available to be awarded to executive officers and other employees. The Company’s credit agreement uses EBITDA and Adjusted EBITDA to measure compliance with covenants such as interest coverage and debt incurrence. EBITDA and Adjusted EBITDA are also used by the Company to evaluate and price potential acquisition candidates. EBITDA, Adjusted EBITDA and Free Cash Flow have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of the limitations of EBITDA and Adjusted EBITDA are: (a) EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA and Adjusted EBITDA do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and EBITDA does not reflect any cash requirements for such capital expenditures. EBITDA and Free Cash Flow should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

About 1-800-FLOWERS.COM, Inc.

1-800-FLOWERS.COM, Inc. is the world’s leading florist and gift shop. For more than 30 years, 1-800-FLOWERS® (1-800-356-9377 or www.1800flowers.com) has been helping deliver smiles for our customers with gifts for every occasion, including fresh flowers and the finest selection of plants, gift baskets, gourmet foods, confections, candles, balloons and plush stuffed animals. As always, our 100% Smile Guarantee backs every gift. 1-800-FLOWERS.COM’s Mobile Flower & Gift Center was named winner of the Mobile Shopping Summit’s “Best Mobile Site of 2011.” 1-800-FLOWERS.COM was also rated number one vs. competitors for customer satisfaction by STELLAService and named by the E-Tailing Group as one of only nine online retailers out of 100 benchmarked to meet the criteria for Excellence in Online Customer Service. 1-800-FLOWERS.COM has been honored in Internet Retailer’s “Hot 100: America’s Best Retail Web Sites” for 2011. The Company’s BloomNet® international floral wire service (www.mybloomnet.net) provides a broad range of quality products and value-added services designed to help professional florists grow their businesses profitably. The 1-800-FLOWERS.COM “Gift Shop” also includes gourmet gifts such as popcorn and specialty treats from The Popcorn Factory® (1-800-541-2676 or www.thepopcornfactory.com); cookies and baked gifts from Cheryl’s® (1-800-443-8124 or www.cheryls.com); premium chocolates and confections from Fannie May® confections brands (www.fanniemay.com and www.harrylondon.com); gift baskets and towers from 1-800-Baskets.com® (www.1800baskets.com); delicious cut-fruit arrangements from FruitBouquets.com (www.fruitbouquets.com); wine gifts from Winetasting.com® (www.winetasting.com); ultra- premium meats from Stockyards.com (www.stockyards.com); as well as exquisite, customizable invitations and personal stationery from FineStationery.com (www.finestationery.com). The Company’s Celebrations® brand (www.celebrations.com) is a new premier online destination for fabulous party ideas and planning tips. 1-800-FLOWERS.COM, Inc. is involved in a broad range of corporate social responsibility initiatives including continuous expansion and enhancement of its environmentally-friendly “green” programs as well as various philanthropic and charitable efforts. Shares in 1-800-FLOWERS.COM, Inc. are traded on the NASDAQ Global Select Market, ticker symbol: FLWS.

Special Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent the Company’s current expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “expects,” “project,” “believe,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for: its ability to build on positive trends including increases in revenue, gross margin and contribution margin in its Consumer Floral business; its ability to achieve continued top and bottom line growth in its BloomNet and Gourmet Food and Gift Baskets categories; its ability to achieve its guidance for consolidated revenue growth for the full year in mid-single digit range along with further improvement in gross profit margin and double-digit year-over-year increases in EBITDA and EPS. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control, which could cause actual results to differ materially from the results expressed or implied in the forward- looking statements, including, among others: the Company’s ability to leverage its operating platform and reduce operating expenses; its ability to grow its 1-800-Baskets.com business; its ability to manage the seasonality of its businesses; its ability to cost effectively acquire and retain customers; the outcome of contingencies, including legal proceedings in the normal course of business; its ability to compete against existing and new competitors; its ability to manage expenses associated with sales and marketing and necessary general and administrative and technology investments; its ability to reduce promotional activities and achieve more efficient marketing programs; and general consumer sentiment and economic conditions that may affect levels of discretionary customer purchases of the Company’s products. The Company undertakes no obligation to publicly update any of the forward-looking statements, whether as a result of new information, future events or otherwise, made in this release or in any of its SEC filings except as may be otherwise stated by the Company. For a more detailed description of these and other risk factors, please refer to the Company’s SEC filings including the Company’s Annual Reports on Form 10-K and its Quarterly Reports on Form 10-Q. Consequently, you should not consider any such list to be a complete set of all potential risks and uncertainties.

Conference Call:

The Company will conduct a conference call to discuss the above details and attached financial results today, Tuesday, April 30, 2013 at 11:00 a.m. (EDT). The call will be “web cast” live via the Internet and can be accessed from the Investor Relations section of the 1-800-FLOWERS.COM web site at www.1800flowersinc.com A recording of the call will be posted on the Investor Relations section of the Company’s web site within two hours of the call’s completion. A telephonic replay of the call can be accessed for 48 hours beginning at 2:00 p.m. EDT on the day of the call at: 1-855-859-2056 or 1-404-537-3406; Conference ID: 893553477.

Note: Attached tables are an integral part of this press release without which the information presented in this press release should be considered incomplete.

1-800-FLOWERS.COM, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands)

	March 31, 2013	July 1, 2012
	(unaudited)
Assets
Current assets:
Cash and equivalents	$17,004	$28,854
Receivables, net	24,706	14,968
Inventories	59,877	55,744
Deferred tax assets	6,332	4,993
Prepaid and other	6,221	8,447
Current assets of discontinued operations	-	100
Total current assets	114,140	113,106

Property, plant and equipment, net	51,365	48,669
Goodwill	47,901	47,901
Other intangibles, net	43,944	41,838
Deferred income taxes	2,822	2,824
Other assets	9,353	7,875
Total assets	$269,525	$262,213

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,537	$17,619
Accrued expenses	55,412	49,900
Current maturities of long-term debt and obligations under capital leases	18,000	15,756
Current liabilities of discontinued operations	-	110
Total current liabilities	93,949	83,385

Long-term debt and obligations under capital leases	-	13,500
Other liabilities	5,242	3,580
Total liabilities	99,191	100,465
Total stockholders’ equity	170,334	161,748
Total liabilities and stockholders’ equity	$269,525	$262,213

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Consolidated Statements of Operations
(In thousands, except for per share data)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012

Net revenues:
E-commerce (combined online and telephonic)	$144,888	$132,190	$398,978	$376,110
Other	47,736	47,469	167,530	160,592
Total net revenues	192,624	179,659	566,508	536,702
Cost of revenues	112,221	106,620	331,983	316,775
Gross profit	80,403	73,039	234,525	219,927

Operating expenses:
Marketing and sales	51,836	48,598	139,727	133,900
Technology and development	5,624	5,646	16,415	15,252
General and administrative	13,998	13,766	40,898	39,057
Depreciation and amortization	4,849	4,874	13,838	14,705

Total operating expenses	76,307	72,884	210,878	202,914

Gain on sale of stores	-	-	-	3,789

Operating income	4,096	155	23,647	20,802

Interest expense, net	227	319	1,088	1,990

Income (loss) from continuing operations before income taxes	3,869	(164)	22,559	18,812
Income tax expense (benefit) from continuing operations	1,231	(215)	8,516	7,318
Income from continuing operations	2,638	51	14,043	11,494

Loss from discontinued operations, net of tax	-	-	-	(22)
Gain (loss) on sale of discontinued operations, net of tax	-	(136)	-	4,342
Income (loss) from discontinued operations	-	(136)	-	4,320

Net income (loss)	$2,638	$(85)	$14,043	$15,814

Net income (loss) per common share (basic)
From continuing operations	$0.04	$0.00	$0.22	$0.18
From discontinued operations	0.00	0.00	0.00	0.07
Net income (loss) per common share (basic)	$0.04	$0.00	$0.22	$0.24

Net income (loss) per common share (diluted)
From continuing operations	$0.04	$0.00	$0.21	$0.17
From discontinued operations	0.00	0.00	0.00	0.07
Net income (loss) per common share (diluted)	$0.04	$0.00	$0.21	$0.24

Weighted average shares used in the calculation of net income (loss) per common share
Basic	64,256	64,988	64,528	64,683
Diluted	66,111	66,299	66,647	66,257

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Nine Months Ended
	March 31, 2013	April 1, 2012

Operating activities
Net income	$14,043	$15,814
Reconciliation of net income to net cash provided by operations:
Operating activities of discontinued operations	(10)	1,927
Gain on sale of discontinued operations	-	(8,733)
Depreciation and amortization	13,839	14,705
Amortization of deferred financing costs	343	343
Deferred income taxes	(1,337)	5,720
Bad debt expense	762	692
Stock-based compensation	3,397	3,736
Other non-cash items	213	(22)
Changes in operating items, excluding the effects of acquisitions:
Receivables	(10,500)	(9,709)
Inventories	(4,133)	(7,670)
Prepaid and other	2,226	804
Accounts payable and accrued expenses	7,694	2,489
Other assets	(464)	1,604
Other liabilities	662	1,187
Net cash provided by operating activities	26,735	22,887

Investing activities
Acquisitions, net of cash acquired	(2,000)	(4,336)
Proceeds from sale of business	-	12,826
Capital expenditures	(15,118)	(11,986)
Purchase of investments	(1,337)	(1,111)
Other, net	22	(271)
Net cash used in investing activities	(18,433)	(4,878)

Financing activities
Acquisition of treasury stock	(8,921)	(1,925)
Proceeds from exercise of employee stock options	67	-
Proceeds from bank borrowings	47,000	56,000
Repayment of notes payable and bank borrowings	(58,250)	(67,250)
Other	(48)	(1,400)
Net cash used in financing activities	(20,152)	(14,575)

Net change in cash and equivalents	(11,850)	3,434
Cash and equivalents:
Beginning of period	28,854	21,442
End of period	$17,004	$24,876

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Category Information
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 31, 2013	April 1, 2012	% Change	March 31, 2013	April 1, 2012	% Change

Net revenues from continuing operations:
1-800-Flowers.com Consumer Floral	$121,005	$112,987	7.1%	$285,608	$274,168	4.2%
BloomNet Wire Service	22,819	24,060	-5.2%	61,320	60,837	0.8%
Gourmet Food & Gift Baskets	49,341	43,104	14.5%	220,483	202,829	8.7%
Corporate (*)	200	199	0.5%	594	575	3.3%
Intercompany eliminations	(741)	(691)	-7.2%	(1,497)	(1,707)	12.3%
Total net revenues from continuing operations	$192,624	$179,659	7.2%	$566,508	$536,702	5.6%

	Three Months Ended			Nine Months Ended
	March 31, 2013	April 1, 2012	% Change	March 31, 2013	April 1, 2012	% Change

Gross profit from continuing operations:
1-800-Flowers.com Consumer Floral	$48,455	$44,045	10.0%	$112,701	$106,258	6.1%
	40.0%	39.0%		39.5%	38.8%

BloomNet Wire Service	11,382	10,733	6.0%	30,974	28,254	9.6%
	49.9%	44.6%		50.5%	46.4%

Gourmet Food & Gift Baskets	20,418	18,116	12.7%	90,200	84,981	6.1%
	41.4%	42.0%		40.9%	41.9%

Corporate (*)	148	145		650	434
	74.0%	72.9%	2.1%	109.4%	75.6%	49.8%

Total gross profit from continuing operations	$80,403	$73,039	10.1%	$234,525	$219,927	6.6%
	41.7%	40.7%		41.4%	41.0%

	Three Months Ended			Nine Months Ended
	March 31, 2013	April 1, 2012	% Change	March 31, 2013	April 1, 2012	% Change

Adjusted EBITDA from continuing operations:
Segment Contribution Margin (**)
1-800-Flowers.com Consumer Floral	$13,902	$10,948	27.0%	$31,074	$26,899	15.5%
BloomNet Wire Service	6,952	6,258	11.1%	18,797	15,925	18.0%
Gourmet Food & Gift Baskets (***)	970	948	2.3%	25,351	29,188	-13.1%
Segment Contribution Margin Subtotal	21,824	18,154	20.2%	75,222	72,012	4.5%
Corporate (*)	(12,879)	(13,125)	1.9%	(37,737)	(36,505)	-3.4%
EBITDA from continuing operations	8,945	5,029	77.9%	37,485	35,507	5.6%
Add: Stock-based compensation	1,093	1,356	-19.4%	3,397	3,736	-9.1%
EBITDA from continuing operations, excluding stock-based compensation	10,038	6,385	57.2%	40,882	39,243	4.2%
Less: Gain on sale of stores (***)	-	-	-	-	3,789	-
Adjusted EBITDA from continuing operations	$10,038	$6,385	57.2%	$40,882	$35,454	15.3%

1-800-FLOWERS.COM, Inc. and Subsidiaries
Selected Financial Information
Category Information
(in thousands)
(unaudited)

	Three Months Ended		Nine Months Ended
	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
Reconciliation of Net Income from continuing operations to Adjusted EBITDA from continuing operations, less stock-based compensation (**):
Net income from continuing operations	$2,638	$51	$14,043	$11,494
Add:
Interest expense, net	227	319	1,088	1,990
Depreciation and amortization	4,849	4,874	13,838	14,705
Income tax expense	1,231	-	8,516	7,318
Less:
Income tax benefit	-	215	-	-
EBITDA	8,945	5,029	37,485	35,507
Add: Stock-based compensation	1,093	1,356	3,397	3,736
EBITDA , less stock-based compensation	10,038	6,385	40,882	39,243
Less: Gain on sale of stores	-	-	-	3,789
Adjusted EBITDA from continuing operations	$10,038	$6,385	$40,882	$35,454

	Three Months Ended		Nine Months Ended
	March 31, 2013	April 1, 2012	March 31, 2013	April 1, 2012
Reconciliation of Net Income and EPS from continuing operations to Adjusted Net Income and EPS from continuing operations:
Net income from continuing operations	$2,638	$51	$14,043	$11,494
Less: Gain on sale of stores, net of tax (***)	-	-	-	2,315
Adjusted Net Income from continuing operations	$2,638	$51	$14,043	$9,179

Net Income per common share from continuing operations
Basic	$0.04	$0.00	$0.22	$0.18
Diluted	$0.04	$0.00	$0.21	$0.17

Adjusted Net Income per common share from continuing operations
Basic	$0.04	$0.00	$0.22	$0.14
Diluted	$0.04	$0.00	$0.21	$0.14

Weighted average shares used in the calculation of net income per common share from continuing operations
Basic	64,256	64,988	64,528	64,683
Diluted	66,111	66,299	66,647	66,257

(*)	Corporate expenses consist of the Company’s enterprise shared service cost centers, and include, among other items, Information Technology, Human Resources, Accounting and Finance, Legal, Executive and Customer Service Center functions, as well as Stock-Based Compensation. In order to leverage the Company’s infrastructure, these functions are operated under a centralized management platform, providing support services throughout the organization. The costs of these functions, other than those of the Customer Service Center, which are allocated directly to the above categories based upon usage, are included within corporate expenses as they are not directly allocable to a specific segment.

(**)	Performance is measured based on segment contribution margin or segment Adjusted EBITDA, reflecting only the direct controllable revenue and operating expenses of the segments. As such, management’s measure of profitability for these segments does not include the effect of corporate overhead, described above, depreciation and amortization, other income (net), nor does it include one-time charges.

Management utilizes EBITDA, and adjusted financial information, as a performance measurement tool because it considers such information a meaningful supplemental measure of its performance and believes it is frequently used by the investment community in the evaluation of companies with comparable market capitalization. The Company also uses EBITDA and adjusted financial information as one of the factors used to determine the total amount of bonuses available to be awarded to executive officers and other employees. The Company’s credit agreement uses EBITDA and adjusted financial information to measure compliance with covenants such as interest coverage and debt incurrence. EBITDA and adjusted financial information is also used by the Company to evaluate and price potential acquisition candidates. EBITDA and adjusted financial information have limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP. Some of these limitations are: (a) EBITDA does not reflect changes in, or cash requirements for, the Company's working capital needs; (b) EBITDA does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company's debts; and (c) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA does not reflect any cash requirements for such capital expenditures. Because of these limitations, EBITDA should only be used on a supplemental basis combined with GAAP results when evaluating the Company's performance.

(***)	GFGB segment contribution margin during the nine months ended April 1, 2012 includes a $3.8 million gain on the sale ($2.5mm, net of tax) of 17 Fannie May stores, which are being operated as franchised locations post-sale.

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CONTACT:
1-800-FLOWERS.COM, Inc.
Investor Contact:
Joseph D. Pititto, 516-237-6131
invest@1800flowers.com
or
Media Contact:
Yanique Woodall, 516-237-6028
ywoodall@1800flowers.com